EXHIBIT 3.3
     CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION
                   (After Issuance of Stock)

                 GEM INTERNATIONAL (USA), INC.

     We, the undersigned, Michael Cox, President an dDavid
Rambaran, Secretary, of GEM INTERNATIONAL (USA), INC. do hereby certify:

          That the Board of Directors of said corporation at a meeting duly convened, held on the _____ day of April, 2000, adopted resolutions to amend the original articles as follows:

     Article IV is hereby amended to read as follows:

     Section 1: aggregate Number of Shares. The total number of shares which the Corporation shall have the authority to issue is 200,000,000 share of Common Stock of the par value of $0.0001 per share.

     The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 4,190,000; that the said change and amendment has been consented to and approved by a majority of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

     Dated this 27th  day of April, 2000.



                              /s/ Michael Cox
                              President

                              /s/ David Rambaran
                              Secretary

     On April 27, 2000, personally appeared before me, a Notary
Public, Michael Cox, President of GEM INTERNATIONAL (USA), INC.
who acknowledged to me that he executed the above instrument.


                              /s/ illegible
                              Barrister, Solicitor and Notary
                              Public, residing in Sydney NSW
                              Australia.

My Commission Expires:
Perpetual

     On April 28, 2000, personally appeared before me, a Notary
Public, David Rambaran, Secretary of GEM INTERNATIONAL (USA),
INC. who acknowledged to me that he executed the above instrument.


                              /s/ Pankaj Shan
                              Barrister, Solicitor and Notary
                              Public, residing in Sydney NSW
                              Australia.

My Commission Expires:
Lifetime